                                                                    EXHIBIT 10.2
                                    FORM OF
                         TRANSITIONAL SERVICES AGREEMENT

         This TRANSITIONAL SERVICES AGREEMENT (this "Agreement") is made as of June ____, 2000 by and between AUTONATION, INC., a Delaware corporation ("Parent") and ANC RENTAL CORPORATION, a Delaware corporation ("Company").

         WHEREAS, Parent and Company have entered into a Separation and Distribution Agreement (the "Distribution Agreement") which contemplates (i) the separation of the Company, which comprises the Parent's automotive rental businesses and operations, from Parent's other businesses and operations (the "Separation") and (ii) the distribution to Parent's stockholders on a tax-free basis of all of the outstanding shares of the Company's common stock (the "Distribution"); and

         WHEREAS, in order to ensure an orderly transition under the Distribution Agreement it will be necessary for Parent to provide to Company, and for Company to provide to Parent, the services described herein during the term of this Agreement.

         NOW, THEREFORE, in consideration of the above premises and the mutual covenants contained herein, it is agreed by and between the parties as follows:

                                    ARTICLE I
                                  FEES AND TERM

         1.1 COMPANY PRICE/PAYMENT. As consideration for the services to be provided to Company by Parent pursuant to Section 2.1 of this Agreement, Company shall pay to Parent a fee (the "Company Services Fee") in accordance with the attached fee schedule. The Company Services Fee shall be payable by Company to Parent in arrears 15 days after the close of each month (prorated for any partial month) during the term of this Agreement. Any services provided by Parent to Company beyond the services covered by the Company Services Fee shall be billed to Company at negotiated rates, no less favorable to the Company than if Company had received the uncovered service from a third party, or on such other basis as the parties may agree from time to time. The Company Services Fee shall be reviewed and reduced from time to time in accordance with Section 2.3.

         1.2 PARENT PRICE/PAYMENT. As consideration for the services to be provided to Parent by Company pursuant to Section 3.1 of this Agreement, Parent shall pay to Company a fee (the "Parent Services Fee") in accordance with the attached fee schedule. The Parent Services Fee shall be payable by Parent to Company in arrears 15 days after the close of each month (prorated for any partial month) during the term of this Agreement. Any services provided by Company to Parent beyond the services covered by the Parent Services Fee shall be billed to Parent at negotiated rates, no less favorable to the Parent than if Parent had received the uncovered service from a third party, or on such other basis as the parties may agree from time to time. The Parent Services Fee shall be reviewed and reduced from time to time in accordance with Section 3.3.

         1.3 TERM. The term of this Agreement (the "Term") shall commence on the date hereof and shall expire one year after the effective date of the Distribution (the "Distribution Date"); provided, however, that either party shall have the right to terminate any or all of the services such party is to receive hereunder and cease paying the services fee associated with the terminated services which such party would otherwise be required to pay therefor upon 30 days written notice to the other party, and provided, further, that at the end of the one-year term, if the parties have not terminated the agreement earlier, either party may renew or extend the term of the agreement with respect to the provision of any services for which that party has not previously terminated the other party's provision or support thereof, however, neither party shall have any obligation to renew or extend the term of this agreement with respect to any services at the services fees established in the initial term of this agreement.

         1.4 ADDITIONAL SERVICES. At any time during the Term, if either party identifies any service that is needed to assure a smooth and orderly transition of the businesses and operations in connection with the Separation and the Distribution, and that is not otherwise governed by the provisions of this Agreement, the Distribution Agreement or any other agreement between the parties, then the parties shall cooperate in determining whether there is a mutually acceptable arm's-length basis on which one of the parties will provide such service to the other party in exchange for a fee.


                                   ARTICLE II
                  SERVICES TO BE PROVIDED BY PARENT TO COMPANY

         2.1 SERVICES. Parent agrees to provide the following services (subject to such modification or adjustment as may be mutually agreed upon by the parties) to Company during the Term:

         (a) Human Resources Department: The human resources department of Parent shall provide and administer for certain employees, the Company's 401(k) Plan, consistent with the current plans maintained by Parent. Such administration will continue for one full calendar month following the separation of the Company from the Parent.

         (b) Information Technology Department: The information technology department of Parent shall provide certain employees of the Company with use of personal computers which Parent has leased from Dell Computers, Inc. until the termination of such lease or such earlier time as the Company shall no longer require use of such personal computers. Monthly fees will be based on actual counts of personal computers in the possession of the Company.

         (c) Telecommunications Support: The information technology department of Parent shall support voice telecommunication to corporate offices in Fort Lauderdale used by Company.

         2.2 DETAILS OF PERFORMANCE. Reasonable details of Parent's performance of services hereunder may be specified in one or more memoranda signed by the parties and such memoranda shall be deemed incorporated in this Agreement by reference as if recited herein in their entirety.

         2.3 PHASE OUT OF SERVICES; REDUCTION OF COMPANY SERVICES FEE. The parties hereby acknowledge that Company will promptly take all steps to internalize the services to be provided herein by acquiring its own staff or outsourcing to third parties. The parties agree to periodically review the level of services being utilized by Company, and from time to time to reduce the Company Services Fee proportionately to account for reductions in the level of services being provided hereunder.

                                   ARTICLE III
                  SERVICES TO BE PROVIDED BY COMPANY TO PARENT

         3.1 SERVICES. Company agrees to provide the following services (subject to such modification or adjustment as may be mutually agreed upon by the parties) to Parent during the Term:

         (a) Payroll Department: The Payroll Department of Company shall provide payroll processing for certain employees of Parent that are currently on the Company's PeopleSoft Payroll system, including tax payments and garnishments.

         (b) Informational Technology Department: The Informational Technology Department of Company shall provide Parent with benefits administration production support in a manner and with a level of service consistent with past practice, PROVIDED, THAT, if Parent, in good faith, is unable to obtain support for its annual enrollment process for benefits, then Company will provide such support in accordance with Section
                  1.4 hereof.

         3.2 DETAILS OF PERFORMANCE. Reasonable details of Company's performance of services hereunder may be specified in one or more memoranda signed by the parties and such memoranda shall be deemed incorporated in this Agreement by reference as if recited herein in their entirety.

         3.3 PHASE OUT OF SERVICES; REDUCTION OF PARENT SERVICES FEES. The parties hereby acknowledge that Parent will promptly take all steps to internalize the services to be provided herein by acquiring its own staff or outsourcing to third parties. The parties agree to periodically review the level of services being utilized by Parent, and from time to time to reduce the Parent Services Fee proportionately to account for reductions in the level of services being provided hereunder.

                                   ARTICLE IV
                                  MISCELLANEOUS

         4.1 CONFIDENTIALITY. Neither party hereto shall use or disclose to any other person at any time, any confidential or proprietary information or trade secrets of the other party, including, without limitation, its customer lists, programs, pricing and strategies except to those of its employees and those other persons who need to know such information to fulfill such party's obligations hereunder, provided that such party shall require that such other persons agree to keep confidential such confidential or proprietary information or trade secrets. Both parties shall provide to the other party semi-annually upon such other party's written request, a list of all employees whose duties have required access to confidential or proprietary information or trade secrets, and any other employees or other persons who to the actual knowledge of that party's officers have had access to such information during the preceding six (6) month period, in each case, designating whether such persons are in the employ of such party as of the date such list is provided. Both parties agree that all drawings, specifications, data, memoranda, calculations, notes and other materials, including, without limitation, any materials containing confidential or proprietary information or trade secrets of the other party, furnished in connection with this Agreement and any copies thereof are and shall remain the sole and exclusive property of that other party and shall be delivered to that party upon its request.

         4.2 NO AGENCY. Both parties shall perform their respective services under this Agreement as an independent contractor. Each party acknowledges and agrees that it is not granted any express or implied authority to assume or create any obligation or responsibility on behalf of the other party, or to bind the other party with regard to third parties in any manner.

         4.3 NOTICES. Any notices required or permitted to be provided pursuant to this Agreement shall be provided in writing via e-mail, certified mail, hand-delivery, telecopier with confirmation or normal mail service, addressed to the recipient party at its e-mail or standard mailing address set forth on the signature page.

         4.4 FORCE MAJEURE. In the event that either party is prevented from performing, or is unable to perform, any of its obligations under this Agreement due to any act of God, fire, casualty, flood, war, strike, lock out, failure of public utilities, injunction or any act, exercise, assertion or requirement of governmental authority, epidemic, destruction of production facilities, insurrection, inability to procure materials, labor, equipment, transportation or energy sufficient to meet manufacturing needs, or any other cause beyond the reasonable control of the party invoking this provision, and if such party shall have used its best efforts to avoid such occurrence and minimize its duration and has given prompt written notice to the other party, then the affected party's performance for the period of delay or inability to perform due to such occurrence shall be suspended. Should either party fail to perform hereunder and shall have provided proper notice to the other party that it is unable to perform on account of one or more reasons set forth in this section, such party may obtain replacement services from a third party for the duration of such delay or inability to perform, or for such longer period as such party shall be reasonably required to commit to in order to obtain such replacement services and the services fee payable by such party shall be reduced accordingly.

                                    ARTICLE V
                               GENERAL PROVISIONS

         5.1 ENTIRE AGREEMENT. Except as contemplated in Sections 2.3 and 3.3, this Agreement embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings relative to said subject matter.

         5.2 BINDING EFFECT. This Agreement shall be binding upon, and shall inure to the benefit of Parent, Company and their respective successors and assigns.

         5.3 ASSIGNMENT. Neither this Agreement nor any rights or obligations hereunder shall be assignable by either party without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld.

         5.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of Florida applicable to contracts to be performed entirely in that State.

         5.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         5.6 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the date first above written.


                                     AUTONATION, INC.


                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------

                                     Address: 110 S.E. 6th Street
                                              Ft. Lauderdale, FL 33301
                                              Attn: General Counsel
                                              E-mail: ferrandoj@autonation.com

                                        ANC RENTAL CORPORATION


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        Address: 200 South Andrews Ave.
                                                 Ft. Lauderdale, FL 33301
                                                 Attn: General Counsel
                                                 E-mail: schwartzh@ancrental.com